                                                                     Exhibit 4.2

                                                                  EXECUTION COPY

                               FIRST AMENDMENT TO
                        TRANSFER AND SERVICING AGREEMENT

     THIS FIRST AMENDMENT TO TRANSFER AND SERVICING AGREEMENT (this "Amendment") dated as of March 28, 2007, is made among FIRST NATIONAL FUNDING LLC, in its capacity as transferor ("Transferor") and in its capacity as depositor (as defined in Item 1101(e) of Regulation AB) ("Depositor"), FIRST NATIONAL BANK OF OMAHA, as servicer ("Servicer"), and FIRST NATIONAL MASTER NOTE TRUST, as issuer ("Issuer") and is acknowledged and accepted by THE BANK OF NEW YORK TRUST COMPANY, N.A., as successor indenture trustee to The Bank of New York ("Indenture Trustee") and consented to by each of the parties executing and delivering a consent and waiver attached hereto as Exhibit C (collectively, the "Consent Parties"). Capitalized terms used in this Amendment and not otherwise defined shall have the meanings ascribed to them in or pursuant to the Transfer and Servicing Agreement dated as of October 24, 2002, among Transferor, Servicer and Issuer (the "Transfer and Servicing Agreement").

                                    RECITALS:

     A. Transferor, Servicer and Issuer are parties to the Transfer and Servicing Agreement.

     B. Transferor, Servicer and Issuer wish to amend the Transfer and Servicing Agreement in certain respects as set forth herein.

     NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Transferor, Servicer and Issuer hereby agree as follows:

     SECTION 1. AMENDMENTS.

     (a) Section 3.05 of the Transfer and Servicing Agreement is hereby amended and restated in its entirety, as follows:

          SECTION 3.05 ANNUAL SERVICER'S CERTIFICATES.

          (a) Reference is made to Subpart 229.1100--Asset-Backed Securities (Regulation AB) of Commodity and Securities Exchanges, 17 C.F.R. Sections 229.1100- 229.1123, as amended ("Regulation AB"). On or before March 15 of each fiscal year of the Servicer, beginning with March 15, 2008, for so long as the Depositor is required to report under The Securities Exchange Act of 1934, as amended (the "Exchange Act") and in order to comply with
     Item 1123 of Regulation AB, Servicer shall deliver to Indenture Trustee, Owner Trustee, any


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

     Enhancement Provider and each Rating Agency, an Officer's Certificate substantially in the form of Exhibit D-2. Unless otherwise changed by the Servicer, the fiscal year of the Servicer begins on January 1 and ends on December 31. A copy of such certificate may be obtained by any Noteholder by a request in writing to Indenture Trustee addressed to the Corporate Trust Office.

          (b) On or before March 15 of each fiscal year of the Depositor, beginning on March 15, 2008, for so long as the Depositor is required to report under the Exchange Act and in order to comply with Item 1122 of Regulation AB, Servicer shall deliver to Indenture Trustee, Owner Trustee, any Enhancement Provider and each Rating Agency, a report assessing its compliance with the servicing criteria specified in paragraph (d) of Item 1122 of Regulation AB during the immediately preceding calendar year, as required under paragraph (b) of Rule 13a-18 and Rule 15d-19 of the Exchange Act and Item 1122 of Regulation AB. Such report, in the form of an Officer's Certificate substantially in the form of Exhibit D-3, shall address the servicing criteria specified in paragraph (d) of Item 1122 of Regulation AB, as set forth on Schedule I attached to such Officer's Certificate, except for any of the servicing criteria that the Servicer has determined is inapplicable to the servicing activities it performed during the immediately preceding calendar year. Unless otherwise changed by the Depositor, the fiscal year of the Depositor begins on January 1 and ends on December 31. A copy of such certificate may be obtained by any Noteholder by a request in writing to Indenture Trustee addressed to the Corporate Trust Office

          (c) (i) On or before March 31, 2007, Servicer will deliver to the Indenture Trustee, Owner Trustee, any Enhancement Provider and each Rating Agency an Officer's Certificate substantially in the form of Exhibit D stating that (a) a review of the activities of Servicer during the 12-month period ending on December 31 of the prior calendar year, and of its performance under this Agreement, as amended, was made under the supervision of the officer signing such certificate, (b) to the best of such officer's knowledge based on such review, Servicer has fully performed all its obligations under this Agreement, as amended, throughout such period, or, if there has been a default in the performance of any such obligation, specifying each such default known to such officer and the nature and status thereof, (c) during such period, for each outstanding Series, Servicer prepared the monthly reports required by Section 3.04(b) of this Agreement, as amended, and each other monthly report required by the applicable Indenture Supplement in accordance with Section 3.04(b) of this Agreement, as amended, and the applicable provisions of each such Indenture Supplement, (d) the amounts included in such reports agree with the computer records of Servicer and (e) the calculated amounts included in such reports are mathematically correct and made in accordance with the applicable definitions in this Agreement, as amended, and the other applicable Transaction Documents. A copy of such certificate may be obtained by any Noteholder by a request in writing to Indenture Trustee addressed to the Corporate Trust Office.

          (ii) To the extent the Servicer is not obligated to deliver the Officer's Certificates specified in subsections 3.05(a) and 3.05(b) and unless otherwise


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

     specified in the applicable Indenture Supplement, Servicer may, at its option, elect to provide either the Officer's Certificates specified in subsections 3.05(a) and 3.05(b) or the Officer's Certificate specified in subsection 3.05(c), on or before March 15 of each calendar year, beginning March 15, 2008.

     (b) Section 3.06 of the TSA is hereby amended, in its entirety, as follows:

          SECTION 3.06. ANNUAL INDEPENDENT ACCOUNTANTS' SERVICING REPORT.

          (a) ATTESTATION REPORT OF REGISTERED PUBLIC ACCOUNTING FIRM PURSUANT TO ITEM 1123 OF REGULATION AB. On or before March 15 of each fiscal year of the Depositor, beginning on March 15, 2008, for so long as the Depositor is required to report under the Exchange Act and in order to comply with Item 1123 of Regulation AB, Servicer shall cause an independent registered public accounting firm (who may also render other services to Servicer or Transferor) to furnish a report (addressed to Indenture Trustee) to Indenture Trustee, Owner Trustee, any Enhancement Provider and each Rating Agency, that attests to, and reports on, the assessment of compliance with the servicing criteria made by the Servicer pursuant to Section 3.05(b) of this Agreement, as amended. Such attestation report shall be made in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board and in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act. Unless otherwise provided with respect to any Series in the related Indenture Supplement, a copy of such attestation report may be obtained by any Noteholder by a request in writing to Indenture Trustee addressed to the Corporate Trust Office.

          (b) ANNUAL INDEPENDENT ACCOUNTANTS' SERVICING REPORT. (i) On or before March 31, 2007, Servicer shall provide to Indenture Trustee, Owner Trustee, any Enhancement Provider and each Rating Agency a copy of the report required by 12 C.F.R. Section 363.3(b) (or any comparable successor regulation) from a firm of nationally recognized independent certified public accountants (who may also render other services to Servicer or Transferor) to the effect that, in accordance with attestation standards established by the American Institute of Certified Public Accountants, such firm has examined Servicer's assertion that it maintained effective internal accounting controls during the preceding calendar year, and that such firm is of the opinion that Servicer's assertion is fairly stated in all material respects, based on the criteria established in "Internal Control-Integrated Framework" issued by the Committee of Sponsoring Organizations of the Treadway Commission. Unless otherwise provided with respect to any Series in the related Indenture Supplement, a copy of such report may be obtained by any Noteholder by a request in writing to Indenture Trustee addressed to the Corporate Trust Office.

          (ii) On or before March 31, 2007, Servicer shall cause a firm of nationally recognized independent certified public accountants (who may also render other services to Servicer or Transferor) to furnish a report (or reports) to Indenture Trustee, prepared using attestation standards established by the American Institute of Certified Public Accountants, to the effect that they have examined Servicer's assertions for each outstanding Series made pursuant to subsections 3.05(c)(i)(c), (d) and (e) above, and have concluded that such assertions are fairly stated in all material respects, except for such exceptions as shall be set forth in such report. Servicer shall also provide copies of the report for each Series to each Rating Agency, the Owner Trustee and Enhancement Provider. A copy of such report may be obtained by any Noteholder by a request in writing to Indenture Trustee addressed to the Corporate Trust Office.

          (iii) To the extent Servicer is not obligated to deliver the attestation report specified in subsection 3.06(a) and unless otherwise specified in the applicable Indenture Supplement, Servicer may, at its option, elect to provide either the attestation report specified in subsection 3.06(a) or the accountant reports specified in subsections 3.06(b)(i) and (ii), on or before March 15 of each calendar year, beginning March 15, 2008.

     (c) The Transfer and Servicing Agreement is further amended by the addition of Exhibit D-2, Servicer Compliance Certificate Pursuant to Item 1123 of Regulation AB Under The Securities Exchange Act of 1934, a copy of which is attached hereto as Exhibit A.

     (d) The Transfer and Servicing Agreement is further amended by the addition of Exhibit D-3, Report on Compliance With Servicing Criteria Pursuant to Item 1122 of Regulation AB Under The Securities Exchange Act of 1934, a copy of which is attached hereto as Exhibit B.

     SECTION 2. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

     SECTION 3. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE GOVERNING LAW SPECIFIED IN THE TRANSFER AND SERVICING AGREEMENT.

     SECTION 4. LIMITATION OF LIABILITY. Notwithstanding any other provision of this Amendment, this Amendment has been executed and delivered by Wilmington Trust Company, not in its individual capacity, but solely as Owner Trustee of Issuer, in no event shall Wilmington Trust Company, in its individual capacity, have any liability with respect of the representations, warranties or obligations of Issuer hereunder or under any other document, as to all of which recourse shall be had solely to the assets of Issuer, and for all purposes of this Amendment and each other document, Owner Trustee (as such or in its individual capacity) shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.

                  [REMAINDER OF THIS PAGE INTENTIONALLY BLANK]


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

     IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

                                        FIRST NATIONAL FUNDING LLC


                                        By /s/ Karlyn M. Knieriem
                                           -------------------------------------
                                        Name: Karlyn M. Knieriem
                                        Title: Vice President


                                        FIRST NATIONAL BANK OF OMAHA


                                        By /s/ Timothy D. Hart
                                           -------------------------------------
                                        Name: Timothy D. Hart
                                        Title: Senior Vice President

                                        FIRST NATIONAL MASTER NOTE TRUST

                                        By: Wilmington Trust Company, not in its
                                            individual capacity, but solely as
                                            Owner Trustee


                                        By: /s/ Michael Harris
                                            ------------------------------------
                                        Name: Michael Harris
                                        Title: Financial Services Officer

Acknowledged and Agreed to:

THE BANK OF NEW YORK TRUST COMPANY, N.A.
as Indenture Trustee


By: /s/ Robert Castle
    ---------------------------------
Name: Robert Castle
Title: Vice President

                                    EXHIBIT A
                                       TO
                               FIRST AMENDMENT TO
                        TRANSFER AND SERVICING AGREEMENT

                                   EXHIBIT D-2

                         SERVICER COMPLIANCE CERTIFICATE
                  PURSUANT TO ITEM 1123 OF REGULATION AB UNDER
                       THE SECURITIES EXCHANGE ACT OF 1934

Re: First National Master Note Trust                             Date: _________

     The undersigned, a duly authorized representative of First National Bank of Omaha (the "Servicer"), pursuant to Item 1123 of Regulation AB and Section 3.05(a) of the Transfer and Servicing Agreement dated as of October 24, 2002, among First National Funding LLC, as Transferor, First National Bank of Omaha, as Servicer, and First National Master Note Trust, as Issuer, as amended (the "Transfer and Servicing Agreement"), does hereby certify that:

     1. A review of the activities of the Servicer from [_____________, 20__] through December 31, [20__] (the "Reporting Period") and of its performance under the Transfer and Servicing Agreement has been made under my supervision; and

     2. To the best of my knowledge, based on my review, the Servicer has fulfilled all of its obligations under the Transfer and Servicing Agreement in all material respects throughout the Reporting Period [except as described below:].

     [ IN WITNESS WHEREOF, I have signed this certificate this ___ day of [_________, 20__].

                                        FIRST NATIONAL BANK OF OMAHA,
                                        as Servicer


                                        By
                                           -------------------------------------
                                        Name
                                             -----------------------------------
                                        Title
                                              ----------------------------------

                                    EXHIBIT B
                                       TO
                               FIRST AMENDMENT TO
                        TRANSFER AND SERVICING AGREEMENT

                                   EXHIBIT D-3

                  REPORT ON COMPLIANCE WITH SERVICING CRITERIA
                  PURSUANT TO ITEM 1122 OF REGULATION AB UNDER
                       THE SECURITIES EXCHANGE ACT OF 1934

Re: First National Master Note Trust                             Date: _________

     The undersigned, a duly authorized representative of First National Bank of Omaha (the "Servicer"), hereby certifies as follows:

     (1) The Servicer is responsible for assessing its compliance with the servicing criteria set forth in 17 C.F.R. Section 229.1122(d) ("Item 1122(d) of Regulation AB") as set forth on Schedule I attached hereto, except for servicing criteria [specify sections of Item 1122(d) of Regulation AB that do not apply] (the "Applicable Servicing Criteria"), which the Servicer has determined are inapplicable to the activities it performs with respect to the credit-card asset backed securities transactions being serviced, as of and for the year ended December 31, [20__] relating to:

     - the servicing of credit card asset-backed securities transactions issued by First National Master Note Trust;

     -    [_________________________];

     -    [_________________________]


     (2) The Servicer used the servicing criteria in Item 1122(d) of Regulation AB to assess compliance with the Applicable Servicing Criteria;

     (3) The Servicer is in compliance with the Applicable Servicing Criteria as of and for the period ending December 31, [20__] in all material respects [except as described below:]; and

     (4) [Name of Accountant], an independent registered public accounting firm, has issued an attestation report on our assessment of compliance with the Applicable Servicing Criteria as of and for the period ending December 31, [20__], a copy of which is attached hereto as Exhibit A.

                                        FIRST NATIONAL BANK OF OMAHA,
                                        as Servicer


                                        By
                                           -------------------------------------
                                        Name
                                             -----------------------------------
                                        Title
                                              ----------------------------------

                                    EXHIBIT A

                         ACCOUNTANT'S ATTESTATION REPORT

                                   SCHEDULE I

                                                                      APPLICABLE
                                                                       SERVICING
                         SERVICING CRITERIA                            CRITERIA
-------------------------------------------------------------------   ----------
    REFERENCE                          CRITERIA
----------------   ------------------------------------------------
                        GENERAL SERVICING CONSIDERATIONS

1122(d)(1)(i)      Policies and procedures are instituted to
                   monitor any performance or other triggers and
                   events of default in accordance with the
                   transaction agreements.

1122(d)(1)(ii)     If any material servicing activities are
                   outsourced to third parties, policies and
                   procedures are instituted to monitor the third
                   party's performance and compliance with such
                   servicing activities.

1122(d)(1)(iii)    Any requirements in the transaction agreements
                   to maintain a back-up servicer for the credit
                   card receivables are maintained.

1122(d)(1)(iv)     A fidelity bond and errors and omissions policy
                   is in effect on the party participating in the
                   servicing function throughout the reporting
                   period in the amount of coverage required by and
                   otherwise in accordance with the terms of the
                   transaction agreements.

                   CASH COLLECTION AND ADMINISTRATION

1122(d)(2)(i)      Payments on credit card receivables are
                   deposited into the appropriate custodial bank
                   accounts and related bank clearing accounts no
                   more than two business days following receipt,
                   or such other number of days specified in the
                   transaction agreements.

1122(d)(2)(ii)     Disbursements made via wire transfer on behalf
                   of an obligor or to an investor are made only by
                   authorized personnel.

1122(d)(2)(iii)    Advances of funds or guarantees regarding
                   collections, cash flows or distributions, and
                   any interest or other fees charged for such
                   advances, are made, reviewed and approved as
                   specified in the transaction agreements.

1122(d)(2)(iv)     The related accounts for the transaction, such
                   as cash reserve accounts or accounts established
                   as a form of overcollateralization, are
                   separately maintained (e.g., with respect to
                   commingling of cash) as set forth in the
                   transaction agreements.

                                                                      APPLICABLE
                                                                       SERVICING
                         SERVICING CRITERIA                            CRITERIA
-------------------------------------------------------------------   ----------
    REFERENCE                          CRITERIA
----------------   ------------------------------------------------
1122(d)(2)(v)      Each custodial account is maintained at a
                   federally insured depository institution as set
                   forth in the transaction agreements. For
                   purposes of this criterion, "federally insured
                   depository institution" with respect to a
                   foreign financial institution means a foreign
                   financial institution that meets the
                   requirements of Rule 13k-1(b)(1) under the
                   Securities Exchange Act of 1934, as amended.

1122(d)(2)(vi)     Unissued checks are safeguarded so as to prevent
                   unauthorized access.

1122(d)(2)(vii)    Reconciliations are prepared on a monthly basis
                   for all asset-backed securities related bank
                   accounts, including custodial accounts and
                   related bank clearing accounts. These
                   reconciliations (A) are mathematically accurate;
                   (B) are prepared within 30 calendar days after
                   the bank statement cutoff date, or such other
                   number of days specified in the transaction
                   agreements; (C) are reviewed and approved by
                   someone other than the person who prepared the
                   reconciliation; and (D) contain explanations for
                   reconciling items. These reconciling items are
                   resolved within 90 calendar days of their
                   original identification, or such other number of
                   days specified in the transaction agreements.

                   INVESTOR REMITTANCES AND REPORTING

1122(d)(3)(i)      Reports to investors, including those to be
                   filed with the SEC, are maintained in accordance
                   with the transaction agreements and applicable
                   SEC requirements. Specifically, such reports (A)
                   are prepared in accordance with timeframes and
                   other terms set forth in the transaction
                   agreements; (B) provide information calculated
                   in accordance with the terms specified in the
                   transaction agreements; (C) are filed with the
                   SEC as required by its rules and regulations;
                   and (D) agree with investors' or the trustee's
                   records as to the total unpaid principal balance
                   and number of credit card accounts serviced by
                   the servicer.

1122(d)(3)(ii)     Amounts due to investors are allocated and
                   remitted in accordance with timeframes,
                   distribution priority and other terms set forth
                   in the transaction agreements.

1122(d)(3)(iii)    Disbursements made to an investor are posted
                   within two business days to the servicer's
                   investor records, or

                                                                      APPLICABLE
                                                                       SERVICING
                         SERVICING CRITERIA                            CRITERIA
-------------------------------------------------------------------   ----------
    REFERENCE                          CRITERIA
----------------   ------------------------------------------------
                   such other number of days specified in the
                   transaction agreements.

1122(d)(3)(iv)     Amounts remitted to investors per the investor
                   reports agree with cancelled checks, or other
                   form of payment, or custodial bank statements.

                   POOL ASSET ADMINISTRATION

1122(d)(4)(i)      Collateral or security on credit card accounts
                   is maintained as required by the transaction
                   agreements or related credit card agreements.

1122(d)(4)(ii)     Credit card accounts and related documents are
                   safeguarded as required by the transaction
                   agreements.

1122(d)(4)(iii)    Any additions, removals or substitutions to the
                   pool are made, reviewed and approved in
                   accordance with any conditions or requirements
                   in the transaction agreements.

1122(d)(4)(iv)     Payments on credit card receivables, including
                   any payoffs, made in accordance with the related
                   credit card agreements are posted to the
                   servicer's obligor records maintained no more
                   than two business days after receipt, or such
                   other number of days specified in the
                   transaction agreements, and allocated to
                   principal, interest or other items (e.g.,
                   escrow) in accordance with the related credit
                   card agreements.

1122(d)(4)(v)      The servicer's records regarding the credit card
                   accounts agree with the servicer's records with
                   respect to an obligor's unpaid principal
                   balance.

1122(d)(4)(vi)     Changes with respect to the terms or status of
                   an obligor's credit card account (e.g. loan
                   modifications or re-agings) are made, reviewed
                   and approved by authorized personnel in
                   accordance with the transaction agreements and
                   related credit card agreements.

1122(d)(4)(vii)    Loss mitigation or recovery actions (e.g.,
                   forbearance plans, modifications and deeds in
                   lieu of foreclosure, foreclosures and
                   repossessions, as applicable) are initiated,
                   conducted and concluded in accordance with the
                   timeframes or other requirements established by
                   the transaction agreements.

                                                                      APPLICABLE
                                                                       SERVICING
                         SERVICING CRITERIA                            CRITERIA
-------------------------------------------------------------------   ----------
    REFERENCE                          CRITERIA
----------------   ------------------------------------------------
1122(d)(4)(viii)   Records documenting collection efforts are
                   maintained during the period a credit card
                   account is delinquent in accordance with the
                   transaction agreements. Such records are
                   maintained on at least a monthly basis, or such
                   other period specified in the transaction
                   agreements, and describe the entity's activities
                   in monitoring delinquent credit card accounts
                   including, for example, phone calls, letters and
                   payment rescheduling plans in cases where
                   delinquency is deemed temporary (e.g., illness
                   or unemployment).

1122(d)(4)(ix)     Adjustments to interest rates or rates of return
                   for credit card accounts with variable rates are
                   computed based on the related credit card
                   agreements.

1122(d)(4)(x)      Regarding any funds held in trust for an obligor
                   (such as escrow accounts): (A) such funds are
                   analyzed, in accordance with the obligor's
                   credit card agreements, on at least an annual
                   basis, or such other period specified in the
                   transaction agreements; (B) interest on such
                   funds is paid, or credited, to obligors in
                   accordance with applicable credit card
                   agreements and state laws; and (C) such funds
                   are returned to the obligor within 30 calendar
                   days of full repayment of the related credit
                   card account, or such other number of days
                   specified in the transaction agreements.

1122(d)(4)(xi)     Payments made on behalf of an obligor (such as
                   tax or insurance payments) are made on or before
                   the related penalty or expiration dates, as
                   indicated on the appropriate bills or notices
                   for such payments, provided that such support
                   has been received by the servicer at least 30
                   calendar days prior to these dates, or such
                   other number of days specified in the
                   transaction agreements.

1122(d)(4)(xii)    Any late payment penalties in connection with
                   any payment to be made on behalf of an obligor
                   are paid from the servicer's funds and not
                   charged to the obligor, unless the late payment
                   was due to the obligor's error or omission.

1122(d)(4)(xiii)   Disbursements made on behalf of an obligor are
                   posted within two business days to the obligor's
                   records maintained by the servicer, or such
                   other number of days specified in the
                   transaction agreements.

                                                                      APPLICABLE
                                                                       SERVICING
                         SERVICING CRITERIA                            CRITERIA
-------------------------------------------------------------------   ----------
    REFERENCE                          CRITERIA
----------------   ------------------------------------------------
1122(d)(4)(xiv)    Delinquencies, charge-offs and uncollectible
                   accounts are recognized and recorded in
                   accordance with the transaction agreements.

1122(d)(4)(xv)     Any external enhancement or other support,
                   identified in Item 1114(a)(1) through (3) or
                   Item 1115 of Regulation AB, is maintained as set
                   forth in the transaction agreements.

                                    EXHIBIT C
                                       TO
               FIRST AMENDMENT TO TRANSFER AND SERVICING AGREEMENT

                               WAIVER AND CONSENTS